UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 27, 2023

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On April 27, 2023, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with existing accredited institutional investors (the “Purchasers”) of the Company that provides for the issuance and sale in a private placement (the “Private Placement”) of (i) $3.3 million aggregate principal amount of  original issue discount senior secured convertible debentures due eighteen (18) months from the date of issuance (the “Debentures”), (ii) new long-term Series B-1 warrants to purchase Company common stock, par value $0.01 per share (“Common Stock”), as further described below (“Long-Term Warrants”), and (iii) new short-term Series B-2 warrants to purchase Common Stock, as further described below (“Short-Term Warrants” and, together with the Long-Term Warrants, the “2023 Warrants”). Any defined terms used and not defined in this Form 8-K have the meanings provided in the Purchase Agreement.

The closing of the Private Placement is expected to occur on or about May 1, 2023, or as soon as practicable thereafter upon the satisfaction of the closing conditions of the Company and the Purchasers as set forth in the Purchase Agreement (the “Private Placement Closing”). In connection with the Private Placement Closing, Common Stock purchase warrants that the Company previously issued to the Purchasers and to other existing investors in prior private placements and warrant reprice transactions will be amended to lower the exercise price of the previously issued warrants exercisable for an aggregate of 1,647,310 shares of Common Stock from $6.30 to $1.50 per share, as further described below.

Gross proceeds from the issuance and sale of the Debentures and the 2023 Warrants to the Purchasers is expected to be $3.0 million. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, and has agreed not to use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, or payments made on the Debentures), for the redemption of any Common Stock, for the settlement of any outstanding litigation, or in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department.

Purchase Agreement

The Purchase Agreement contains representations, warranties, and covenants of the Company and each of the Purchasers, as well as indemnification rights of the Purchasers and other obligations of the parties. Under the terms of the Purchase Agreement, the Company agreed to reserve and maintain a sufficient number of shares of Common Stock upon the future conversion of the Debentures and exercise of the 2023 Warrants in accordance with their terms.

Since the Common Stock is currently listed on the NYSE American, the Company is required to comply with the continued listing rules of the NYSE American Company Guide, and among these requirements are Section 713(a) and (b) of the NYSE American Company Guide. Section 713(a) of the NYSE American Company Guide requires stockholder approval in connection with a private transaction involving the sale, issuance, or potential issuance, of common stock or securities convertible into common stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value. Section 713(b) of the NYSE American Company Guide requires stockholder approval of a private transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. As a result of the significant number of shares of Common Stock that may be issued upon the future conversion or redemption of the Debentures and exercise of the 2023 Warrants compared to the currently issued and outstanding shares of Common Stock, the Company will be required to obtain stockholder approval in accordance with the NYSE American Company Guide Rule 713(a) and Rule 713(b) (the “Stockholder Approval”). Pursuant to the Purchase Agreement, the Company will promptly hold a meeting of stockholders within sixty (60) days following the Private Placement Closing for the purpose of obtaining the Stockholder Approval. To the extent that the Stockholder Approval is not obtained, then the Company will be required to call a meeting of stockholders every two (2) months until Stockholder Approval is obtained or the Debentures are no longer outstanding.

Pursuant to the Purchase Agreement, the Company agreed to certain other covenants after the date of the Private Placement Closing, which include:

●
a restriction upon the Company or its subsidiary (i) issuing, or entering into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock Equivalents, (ii) incurring, entering into any agreement to incur, or announcing the incurrence or propose the incurrence of any indebtedness, or (iii) filing any registration statement or any amendment or supplement thereto other than in connection with the Private Placement, subject to limited exceptions, until ninety (90) days after the later of (x) the date Stockholder Approval is received and effective and (y) the effective date of the initial registration statement registering the Common Stock underlying the Debentures and the 2023 Warrants; and

●
the payment of partial liquidated damages to the holders of the Debentures and the 2023 Warrants in certain circumstances, which include when the Company (i) is not in compliance with the public information requirements under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) or (ii) has not removed restrictive legends within the timing provided for in the Purchase Agreement.

The consummation of the Private Placement is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, compliance by the parties with the covenants in the Purchase Agreement, no material adverse effect occurring with respect to NovaBay, no suspension in the trading of the Common Stock, and the execution and delivery of the Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement, the Voting Commitments and the Warrant Amendments, as described below.

Amendment to Series C Securities Purchase Agreement

The terms of the Purchase Agreement also provide for the Purchasers, who were also parties to the Company’s Securities Purchase Agreement, dated September 9, 2022 (the “Prior Purchase Agreement”), to amend a covenant in the Prior Purchase Agreement that restricts the Company from effecting or entering into an agreement to effect the issuance of Common Stock involving a Variable Rate Transaction (as defined in the Prior Purchase Agreement) until November 2023 to exclude the transactions contemplated by the Purchase Agreement from this restrictive covenant. This amendment will become effective on the date of the Private Placement Closing, which will allow the Company to enter into the Purchase Agreement and the Debenture and to effect the Variable Rate Transactions as contemplated by the Debentures.

Description of the Debentures

Aggregate Principal Amount and Term. The aggregate principal amount of the Debentures issued in the Private Placement will be $3.3 million (the “Aggregate Principal Amount”). The Debenture will be issued at a 10% discount to the Purchasers in the Private Placement resulting in gross proceeds received by the Company of $3.0 million. The Debentures will have a term of 18 months after the Private Placement Closing.

Conversion. At any time after issuance, the Debentures will be convertible by the holder, in whole or in part, into shares of Common Stock at a conversion price equal to $1.30 per share (“Conversion Price”), subject to limitations upon conversion, including until such time as the Stockholder Approval is obtained by the Company. The aggregate number of shares of Common Stock issuable at the time of issuance of the Debentures will be 2,538,464 shares of Common Stock, which number of shares will be subject to reduction for conversions and redemptions of the Debentures and to customary antidilution adjustments (the “Conversion Shares”).  Until Stockholder Approval occurs, the Debenture holders may convert their Debentures only up to their pro rata share of an aggregate of 438,669 shares of Common Stock, which is 19.99% of outstanding shares of Common Stock immediately prior to the Private Placement Closing. The Debentures are subject to another limitation upon conversion into shares of Common Stock to the extent that, after giving effect to such conversion, the holder of a Debenture (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock.

Dilution Protection. In the event the Company, at any time after the date of the Private Placement Closing and the Debentures are outstanding: (i) pays a dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debenture); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the conversion price of Debentures shall be adjusted as provided in the Debenture. Any adjustment made shall become effective immediately after the effective date of the applicable event described in subsections (i) through (iv) above. The Debentures are subject to other customary anti-dilution protections as more fully described in the Debentures, which include protections relating to the Company issuing Purchase Rights, making Distributions and/or entering into a Fundamental Transaction (as each is defined in the Debenture).

Redemption. The terms of the Debentures require that the Company make a monthly redemption of the Debentures (“Monthly Redemption”) beginning on June 1, 2023 of 1/18th of the Aggregate Principal Amount multiplied by 1.05 (the “Monthly Redemption Amount”) in cash; however, the Monthly Redemption, at the election of the Company can be made by the Company in Common Stock at a conversion rate equal to the lower of (i) the Conversion Price or (ii) 90% of the Company’s average VWAP (as defined in the Debenture) over 10 trading days. The Debenture provides the Company with the option to redeem the then outstanding principal amount of the Debenture for cash, subject to the Company satisfying the Equity Conditions (as defined in the Debenture) on each trading day between the date notice of redemption is provided by the Company to the holders of the Debentures and the date such redemption occurs. The Debentures also provide for a mandatory redemption by the Company of a portion of the principal amount of the Debentures after completing a capital raise transaction following the Private Placement Closing. The mandatory redemption amount of the Debentures shall be equal to at least 20% of the gross proceeds received by the Company in such capital raise transaction.

Event of Default. If any Event of Default (as defined in the Debentures) occurs, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

Negative Covenants. As long as any portion of the Debentures remain outstanding, unless the holders of at least 67% of the then outstanding principal amount of the Debentures shall have otherwise given prior written consent, the Company and its subsidiary shall not, directly or indirectly: (i) incur indebtedness or borrowed money, including a guarantee, other than Permitted Indebtedness (as defined in the Debenture), (ii) enter into, incur or create any Lien of any kind, other than Permitted Liens (as defined in the Debenture), (iii) amend its charter documents in a manner that materially and adversely affects the rights of any holder of the Debentures; (iv) repay or repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents or any Indebtedness (as defined in the Debenture), subject to exceptions as set forth in the Debenture; (v) pay cash dividends of distributions; or (vi) enter into a transaction with an affiliate which would be required to be disclosed in a public filing with the Securities and Exchange Commission (the “Commission”), unless an arm’s length transaction and approved by a majority of disinterested directors.

The terms, conditions, covenants and other provisions applicable to the Debenture to be issued in the Private Placement are set forth in the form of Debenture that is attached as Exhibit 4.1 to this Form 8-K.

Description of 2023 Warrants

The 2023 Warrants issued in the Private Placement will have an exercise price equal to $1.30, subject to customary anti-dilution adjustments as provided in the 2023 Warrants. The 2023 Warrants, however, will not be exercisable into the Warrant Shares unless and until the Stockholder Approval is obtained (the “Initial Exercise Date”). After the Initial Exercise Date, the Long-Term Warrants will be exercisable for a period of five (5) years thereafter and the Short-Term Warrants will be exercisable for a period of two (2) years thereafter. The 2023 Warrants will be exercisable for an aggregate of 5,076,928 shares of Common Stock (the “Warrant Shares”). The 2023 Warrants prohibit the exercise of such 2023 Warrants to the extent that, after giving effect to such exercise, the holder of such 2023 Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock. The 2023 Warrants do not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

The terms, covenants and other provisions of the 2023 Warrants to be issued in the Private Placement are set forth in the form of the 2023 Warrants attached as Exhibit 4.2 and 4.3 to this Form 8-K.

Security Agreement and Subsidiary Guaranty

In connection with the Private Placement Closing, the Company and DERMAdoctor, LLC, its wholly owned subsidiary (“DERMAdoctor”), will enter into a Security Agreement (“Security Agreement”) that grants the holders of the Debentures a security interest, a lien upon and a right of set-off against all of the Company’s and DERMAdoctor’s assets as collateral security for all of the Company’s obligations under the Debentures. A form of the Security Agreement is attached to this Form 8-K as Exhibit 10.2. To further secure the Company’s obligations under the Debenture, DERMAdoctor will also execute a Subsidiary Guarantee (the “Subsidiary Guarantee”), pursuant to which DERMAdoctor agrees to guaranty the Company’s obligations owed to the Debenture holders. A form of the Subsidiary Guarantee is attached to this Form 8-K as Exhibit 10.3. The Security Agreement and the Subsidiary Guarantee will remain in effect until the Company’s obligations under the Debentures have been fully satisfied.

Voting Commitments

The Purchase Agreement also requires that the Company obtain voting commitments from the Company’s executive officers, directors, more than 10% stockholders, Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. to support the Stockholder Approval (the “Voting Commitments”). These Voting Commitments are to be delivered at the Private Placement Closing. A form of the Voting Commitment is attached to this Form 8-K as Exhibit 10.4.

Warrant Amendments

In connection with the Private Placement, each Purchaser and the Company is entering into a Warrant Amendment Agreement (the “Warrant Amendment Agreement”), that provides for the amendment of the Common Stock purchase warrants issued by the Company to the Purchasers in the Company’s private placements that closed in November 2022 and November 2021, and that were issued to the Purchasers in the Company’s warrant reprice transaction that closed in September 2022 (collectively, the “Purchaser Outstanding Warrants”). The amendment to each of the Purchaser Outstanding Warrants lowers the exercise price from $6.30 to $1.50 per share  and will not take effect until the Private Placement Closing. In addition, the Company will enter into Warrant Amendment Agreements with certain other existing investors that hold previously issued Common Stock purchase warrants, which was a condition for Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. entering into and delivering their Voting Commitment to the Company.

A form of the Warrant Amendment Agreement to be entered into by the Purchasers and the other existing investors is attached to this Form 8-K as Exhibit 4.4.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers to register the Conversion Shares and the Warrant Shares. A form of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 10.5. Pursuant to the terms of the Registration Rights Agreement, the Company will file an initial registration statement with the Commission covering the resale of the Conversion Shares and the Warrant Shares no later than 30 days after the Private Placement Closing and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than sixty (60) days (or ninety (90) days in certain circumstances) after the Date of the Private Placement Closing. The Company’s failure to satisfy certain conditions and deadlines described in the Registration Rights Agreement may subject it to payment of certain liquidated damages.

The Private Placement Exemption

The Debentures, the 2023 Warrants, the Conversion Shares and the Warrant Shares, each to be issued by the Company pursuant to the Purchase Agreement, the Debentures and/or the 2023 Warrants, as applicable, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. These securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company and is made only as required under applicable rules for filing current reports with the Commission.

Placement Agent

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) agreed to serve as the Company’s exclusive placement agent in connection with the Private Placement, in exchange for a fee equal to 8% of the total gross proceeds to the Company from the Private Placement. The Company also agreed to reimburse Ladenburg for certain related expenses in an amount not to exceed $55,000 in the aggregate.

Anti-Dilution Adjustment to Series B Preferred Stock and the Series C Preferred Stock

The Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.01 per share (the “Series B Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.01 per share (the “Series C Certificate of Designation”) provides for anti-dilution protections in the event that the Company grants any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock and the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the Private Placement that resulted in the issuance of the Debentures that are convertible into shares of Common Stock at a conversion price of $1.30, this anti-dilution protection in the Series B Certificate of Designation and the Series C Certificate of Designation was triggered. Accordingly, the conversion price of each share of Series B Preferred Stock and each share of Series C Preferred Stock, which were each $6.30 convertible into 159 shares of Common Stock, have both automatically adjusted downward to now be $1.30 convertible into 770 shares of Common Stock. The adjusted conversion price of the Series B Preferred Stock and Series C Preferred Stock is the same as the conversion price of the Conversion Shares for the Debentures and the exercise price of the 2023 Warrants. Therefore, based on the Series B Preferred Stock and Series C Preferred Stock currently outstanding, there will be an additional 7,863,570 shares of Common Stock issuable upon conversion.

***

The forms of Purchase Agreement, Warrants, Security Agreement, Subsidiary Guarantee, Voting Commitment, Warrant Amendment and Registration Rights Agreement (collectively, the “Transaction Documents”) were provided to the Purchasers with information regarding their terms, and they are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements as of a specific date and were solely for the benefit of the parties to such agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

The foregoing summaries of the material terms of the Transaction Documents are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed with this Form 8-K as exhibits and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K above is responsive to this Item 2.03 and incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Form 8-K regarding the Private Placement of the Debentures, the Warrants and the other securities offered by the Company, including the Conversion Shares and the Warrant Shares, is responsive to this Item 3.02 and incorporated by reference into this Item 3.02.

Item 8.01         Other Events

On April 27, 2023, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Cautionary Language Concerning Forward-Looking Statements

This Form 8-K contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of the Company, as well as the Private Placement. This Form 8-K contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the Company’s current product offerings and marketing efforts, the financial and business impact and effect of the expected completion of and impact of the Private Placement, our partnerships, and any future revenue that may result from selling the Company’s products, as well as the Company’s expected future financial results. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Commission, especially under the heading “Risk Factors.” The forward-looking statements in this Form 8-K speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
4.1	Form of Original Issue Discount Secured Senior Convertible Debenture**
4.2	Form of Series B-1 Long-Term Common Stock Warrant**
4.3	Form of Series B-1 Short-Term Common Stock Warrant**
4.4	Form of Warrant Amendment Agreement
10.1	Form of Securities Purchase Agreement*
10.2	Form of Security Agreement*
10.3	Form of Subsidiary Guarantee
10.4	Form of Voting Commitment**
10.5	Form of Registration Rights Agreement
99.1	Press Release, dated April 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions are not material and would be competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the Commission. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the Commission upon request.
** These documents are not currently effective and will be entered into and become effective only if the Private Placement is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: April 27, 2023